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                                                          EXHIBIT NO. 99.10 (a)


                         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Post-Effective Amendment No. 41 to Registration No. 33-7638 of MFS Series Trust I of our reports dated October 3, 2002 appearing in the annual reports to shareholders for the year ended August 31, 2002 of MFS Cash Reserve Fund and MFS Managed Sectors Fund, and to the references to us under the headings "Financial Highlights" in each Prospectus and "Independent Auditors and Financial Statements" in each Statement of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
----------------------------
Deloitte & Touche LLP


Boston, Massachusetts
December 17, 2002